Exhibit 99.01

KANA Software Reports First Quarter 2009 Financial Results

Menlo Park, CA, May 28, 2009 – KANA Software, Inc. (OTCBB: KANAE.OB), a world leader in multi-channel customer service solutions, today announced financial results for the first quarter ended March 31, 2009.

•	KANA’s total revenues for the first quarter of 2009 were $10.9 million, compared to $18.3 million in the same period in 2008.

•

Maintenance revenue in the first quarter of 2009 was $6.6 million, compared to $7.4 million in the first quarter of 2008. In the first quarter of 2009, professional service revenue was $3.1 million, compared to $5.2 million for the first quarter of 2008, while license revenue was $1.2 million, compared to $5.7 million in the comparable period of 2008.

•	Non-GAAP net loss was $2.7 million in the first quarter of 2009, compared to non-GAAP net income of $125,000 in the first quarter of 2008.

Company Highlights:

•

KANA continues to make improvements to its cost structure. By example, the Company reduced costs in the first and second quarters of 2009 that, combined, reduce costs by at least $3 million per quarter compared to the fourth quarter of 2008. The Company expects 2009 total non-GAAP operating expense to be approximately 25% less than 2008 non-GAAP operating expense.

•

KANA and IBM announced a major integration milestone in the first quarter on the way to their impending mid-year rollout of KANA’s Service Experience Management product. Built on IBM’s industry-leading SOA foundation, the product gives customer-service executives unprecedented control over the end-to-end Service Experience, enabling them to adapt to change in minutes, rather than months.

•

Com Hem, a leading provider of triple-play services in Sweden, completed its deployment of KANA’s knowledge management suite for self-service and assisted service. Com Hem said that it plans to deploy KANA’s email response and online collaboration solutions later in 2009.

•

Customers purchasing KANA solutions during the first quarter included Credit Suisse First Boston, DST Systems, Inc./Boston Financial Data Services, Affinion Group, Reliable France SAS, Value Team SPA, Barclays, Cap Gemini UK PLC, and PNC Financial Group.

•	KANA continued to receive numerous product and innovation awards in the first quarter of 2009, garnering honors from CRM magazine, KMWorld magazine, and Customer Interaction Solutions® magazine.

•	KANA announced today the extension of its banking relationship with Bridge Bank that extends the credit facility until June 30, 2010.

The Company reported a net loss in accordance with accounting principles generally accepted in the United States (GAAP) of $3.3 million, or $0.08 per share for the first quarter of 2009, compared to a loss of $79,000 or $0.00 per share for the first quarter of 2008.

For the first quarter of 2009, KANA reported a non-GAAP loss of $2.7 million, or $0.07 per share, as compared to non-GAAP net income of $125,000, or $0.00 per share, in the first quarter of 2008. KANA’s quarterly non-GAAP net income (loss) was calculated by adding back accounting charges for stock-based compensation expense measured in accordance with SFAS 123R, amortization of acquired intangible assets, and restructuring recovery to KANA’s GAAP net loss.

“KANA has set three broad objectives for the rest of 2009: assuring profitability in each of the remaining quarters of the year; maximizing the mid-year launch of our game-changing product with IBM; and positioning ourselves for sustainable profitability and growth when the global economy recovers,” said Michael Fields, KANA’s chief executive officer. “We believe that we are on track for all three. The relative consistency and strength of our maintenance revenue, combined with a leaner cost structure, allows KANA to target significant profitability in 2009 — even with the global economic downturn’s current impact on our overall revenue levels.

“As a result of a sharpened focus on our joint initiative with IBM and our cost reduction program, in the second quarter of 2009 we expect positive non-GAAP operating income and revenue of $12.5 million to $14 million. Additionally, we expect non-GAAP operating income of greater than 10% of revenue for 2009 as a whole. Combined with the renewed banking relationship we announced today, these actions position KANA to emerge strongly from the recession toward sustainable profitability, growth and market leadership in multi-channel customer service.”

Investor Conference Call Information

KANA’s management team will host a conference call today at 4:30PM EDT (1:30PM PDT) where it will discuss the Company’s reported quarterly financial results and financial outlook. Investors are invited to listen to the call by dialing (800) 599-9829 or (617) 847-8703 and entering passcode #33415911. The conference call will also be broadcast from KANA’s website. A digital recording will be provided by telephone two hours after the completion of the conference call, through midnight on May 31, 2009. To access the replay, please dial 888-286-8010 or (617) 801-6888 and enter passcode #42054418. The replay will also be available on the Company’s website for one year.

About KANA

KANA Software, Inc. is a world leader in multi-channel customer service. KANA’s solutions allow companies to deliver consistent service across all channels, including email, chat, call centers, and Web self-service, giving their customers the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20%. KANA’s award-winning solutions are proven in hundreds of companies worldwide, including approximately half of the Fortune 50. For more information, visit www.kana.com or call 1-800-737-8738.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the attached table, which exclude certain expenses including stock-based compensation and amortization of intangible assets, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995: Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which will likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about anticipated revenue, growth, profitability, KANA’s banking relationship, launch of new products, planned new deployments by customers, expansion of the relationship with IBM, market leadership, demand for KANA’s software, and customers’ expected benefits and results from KANA applications. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors;

risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on multi-channel customer service and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Kana Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
License fees	$1,199	$5,723
Services	9,693	12,562

Total revenues	10,892	18,285

Costs and expenses:
Cost of license fees	188	412
Cost of services	4,478	5,418
Amortization of acquired intangible assets	125	125
Sales and marketing	3,002	6,244
Research and development	3,663	3,334
General and administrative	2,600	3,184
Restructuring recovery	—	(482)

Total costs and expenses	14,056	18,235

(Loss) income from operations	(3,164)	50
Interest and other income (expense), net	(86)	(103)

Loss before income tax expense	(3,250)	(53)
Income tax expense	(16)	(26)

Net loss	$(3,266)	$(79)

Basic and diluted net loss per share	$(0.08)	$(0.00)

Shares used in computing basic and diluted net loss per share	41,214	41,211

Stock-based compensation included in the expense line items:
Cost of services	$83	$103
Sales and marketing	111	164
Research and development	63	77
General and administrative	177	217

	$434	$561

Reconciliation of GAAP net loss to non-GAAP net income (loss):

	Three Months Ended March 31,
	2009	2008
Net loss, GAAP	$(3,266)	$(79)
Non-GAAP adjustments:
Stock-based compensation	434	561
Restructuring recovery	—	(482)
Amortization of acquired intangible assets	125	125

Net income (loss), non-GAAP	$(2,707)	$125

Net income (loss) per share, non-GAAP
Basic	$(0.07)	$0.00

Diluted	$(0.07)	$0.00

Shares used in per share calculation
Basic	41,214	41,211

Diluted	41,214	41,418

Kana Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2009	December 31, 2008
Assets
Cash and cash equivalents	$2,494	$6,988
Restricted cash	746	—
Accounts receivable, net	6,355	7,556
Other current assets	1,780	2,030

Total current assets	11,375	16,574
Restricted cash, long-term	305	751
Property and equipment, net	1,674	1,923
Goodwill	12,415	12,415
Acquired intangible assets, net	1,601	1,726
Other assets	177	428

Total Assets	$27,547	$33,817

Liabilities and Stockholders’ Equity (Deficit)
Line of credit	$2,753	$6,000
Notes payable, current portion	1,547	1,821
Accounts payable	3,719	3,618
Accrued liabilities	4,813	5,084
Accrued restructuring	793	946
Deferred revenue	13,668	12,946

Total current liabilities	27,293	30,415
Deferred revenue, long-term	47	86
Accrued restructuring, long-term	84	234
Notes payable, long-term	7	13
Other long-term liabilities	495	479

Total liabilities	27,926	31,227
Total stockholders’ equity (deficit)	(379)	2,590

Total Liabilities and Stockholders’ Equity (Deficit)	$27,547	$33,817

Kana Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2009	2008
OPERATING ACTIVITIES
Net loss	$(3,266)	$(79)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	337	300
Amortization of acquired intangible assets	125	125
Employee and non-employee stock-based compensation	434	561
Provision for doubtful accounts	—	16
Change in fair value of warrant liability	(6)	—
Non-cash interest accretion	12	50
Restructuring recovery	—	(482)
Changes in operating assets and liabilities:
Accounts receivable	1,069	2,001
Prepaid expenses and other assets	501	444
Accounts payable and accrued liabilities	(238)	305
Accrued restructuring	(303)	(406)
Deferred revenue	891	(767)

Net cash provided by (used in) operating activities	(444)	2,068

INVESTING ACTIVITIES
Purchases of property & equipment	(90)	(467)
Restricted cash	(300)	—

Net cash used in investing activities	(390)	(467)

FINANCING ACTIVITIES
Net borrowings (repayments) under line of credit	(3,247)	385
Repayments under notes payable	(280)	(634)

Net cash used in financing activities	(3,527)	(249)

Effect of exchange rate changes on cash	(133)	27

Net increase (decrease) in cash and cash equivalents	(4,494)	1,379
Cash and cash equivalents at beginning of period	6,988	4,306

Cash and cash equivalents at end of period	$2,494	$5,685

Contact:

Investors

KANA Software

650-614-8160

InvestorRelations@KANA.com

Press/Media

New Venture Communications for KANA

Ted Rossman, 914-432-7083

trossman@newventurecom.com

Lauren Dresnick, 650-343-2735

ldresnick@newventurecom.com